Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-3 (File No. 333-252539) of our report dated April 13, 2022, except for Note 2 as to which the date is March 16, 2023, with respect to the audited consolidated financial statements of Alpine 4 Holdings, Inc. and Subsidiaries (collectively, the “Company”) appearing in this Annual Report on Form 10-K/A of the Company for the year ended December 31, 2021.

/s/ MaloneBailey, LLP
www.malonebailey.com
Houston, Texas
March 16, 2023